UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

Trevena, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36193	26-1469215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices, including zip code)

(610) 354-8840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On September 11, 2015, Trevena, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Cowen and Company, LLC and Barclays Capital Inc., as representatives  of the several underwriters named therein (the “Underwriters”), to issue and sell 6,500,000 shares of common stock of the Company (“Common Stock”) in an underwritten public offering pursuant to a Registration Statement on Form S-3 (File No. 333-203230) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”). The offering price to the public is $9.75 per share of Common Stock. In addition, the Company granted the Underwriters an option to purchase, for a period of 30 days, up to an additional 975,000 shares of Common Stock. The Company estimates that the net proceeds from the Offering will be approximately $59.3 million, or approximately $68.3 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock, in each case after deducting underwriting discounts and commissions and estimated offering expenses. The offering is scheduled to close on September 16, 2015.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01              Other Events.

On September 10, 2015, the Company issued a press release announcing the Offering.  On September 11, 2015, the Company issued a second press release announcing that it had priced the Offering.  Copies of the press releases are furnished herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

A copy of the legal opinion as to the legality of the shares of Common Stock to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit
Number	Exhibit Description

1.1	Underwriting Agreement by and among Trevena, Inc., Jefferies LLC, Cowen and Company, LLC and Barclays Capital Inc., dated September 11, 2015.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 10, 2015, “Trevena, Inc. Announces Proposed Underwritten Offering of Common Stock.”

99.2	Press Release, dated September 11, 2015, “Trevena, Inc. Announces Pricing of Underwritten Offering of Common Stock.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 11, 2015

TREVENA, INC.

By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Corporate Secretary

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EXHIBIT INDEX

Exhibit
Number	Exhibit Description

1.1	Underwriting Agreement by and among Trevena, Inc., Jefferies LLC, Cowen and Company, LLC and Barclays Capital Inc., dated September 11, 2015.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 10, 2015, “Trevena, Inc. Announces Proposed Underwritten Offering of Common Stock.”

99.2	Press Release, dated September 11, 2015, “Trevena, Inc. Announces Pricing of Underwritten Offering of Common Stock.”